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                                                                Exhibit No. 2.26



                                                                  EXECUTION COPY

                              PREPAYMENT AGREEMENT

                                 by and between

                      PETROLEO BRASILEIRO S.A. - PETROBRAS

                                       and

                             PETROBRAS FINANCE LTD.

                          Dated as of December 21, 2001

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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS, CONSTRUCTION..............................................................................     1
         Section 1.01      Definitions...........................................................................     1
         Section 1.02      Construction..........................................................................     9

ARTICLE II EXPORT PREPAYMENT.....................................................................................    10
         Section 2.01      Terms of Prepayment...................................................................    10
         Section 2.02      Export of Product.....................................................................    10
         Section 2.03      Taxes.................................................................................    12
         Section 2.04      Reimbursement.........................................................................    12

ARTICLE III NON-DELIVERY OF ELIGIBLE PRODUCTS....................................................................    12
         Section 3.01      Non-Delivery of Eligible Products; Liquidated Damages.................................    12

ARTICLE IV DEFAULT TERMINATION...................................................................................    13
         Section 4.01      Petrobras Defaults....................................................................    13
         Section 4.02      Termination Events....................................................................    15

ARTICLE V MISCELLANEOUS..........................................................................................    16
         Section 5.01      Rights Confined to Parties; Third Party Beneficiaries.................................    16
         Section 5.02      Amendment or Waiver: Remedies Cumulative..............................................    16
         Section 5.03      Binding Upon Assigns..................................................................    17
         Section 5.04      Waiver of Immunity; Submission to Jurisdiction; Agent.................................    17
         Section 5.05      Notices...............................................................................    18
         Section 5.06      Severability..........................................................................    20
         Section 5.07      Governing Law.........................................................................    20
         Section 5.08      Use of English Language...............................................................    20
         Section 5.09      Judgment Currency.....................................................................    20
         Section 5.10      Counterparts..........................................................................    20
         Section 5.11      Payments..............................................................................    20
         Section 5.12      Survival..............................................................................    21
         Section 5.13      No Petition...........................................................................    21
         Section 5.14      Limited Recourse......................................................................    21

EXHIBIT A  -  Quarterly Delivery Requirement

ANNEX A    -  Definition of Bunker Fuel

ANNEX B    -  Definition of Fuel Oil

                                     - i -

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         PREPAYMENT AGREEMENT dated as of December 21, 2001 (this "AGREEMENT"), between PETROLEO BRASILEIRO S.A. - PETROBRAS, a mixed capital company (sociedade anonima de economia mista) organized and existing under the laws of Brazil ("PETROBRAS"), and PETROBRAS FINANCE LTD., an exempted company with limited liability incorporated and existing under the laws of the Cayman Islands ("PETROBRAS FINANCE"). Unless the context otherwise requires, all defined terms used herein shall have the meaning given thereto in Article I.

                                R E C I T A L S:

         WHEREAS, Petrobras exports for sale Eligible Products in the ordinary course of its business and intends to sell certain Eligible Products to Petrobras Finance, an indirect and wholly owned subsidiary of Petrobras, pursuant to the Master Export Contract;

         WHEREAS, on the Closing Date, U.S. Bank, National Association, Cayman Islands Branch, as Trustee (the "TRUSTEE") of the PF Export Receivables Master Trust under the Trust Deed (as defined below) intends to issue $750,000,000 aggregate principal amount of Senior Trust Certificates and $150,000,000 principal amount of Junior Trust Certificates to Petrobras Finance in consideration of the purchase by Trustee of certain receivables from Petrobras Finance, which receivables are generated from the sale by Petrobras Finance to certain Buyers of Eligible Products received from Petrobras under the Master Export Contract and this Agreement;

         WHEREAS, Petrobras Finance intends to pay Petrobras, on the Closing Date, an amount equal to $750,000,000 as an advance payment (the "PREPAYMENT AMOUNT") for Eligible Products;

         WHEREAS, during each Quarterly Delivery Period described below, Petrobras desires to export to Petrobras Finance and Petrobras Finance desires to acquire from Petrobras, Eligible Products having a market value at the time of delivery of no less than a specified amount; and

         WHEREAS, the parties hereto desire to enter into this pre-export financing transaction with respect thereto;

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and promises herein contained and other consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                            DEFINITIONS, CONSTRUCTION

         Section 1.01 Definitions. The following terms shall have the respective meanings hereinafter specified; provided that capitalized terms used but not otherwise defined herein shall have the meanings assigned to such items in the Amended and Restated Trust Deed, dated December 21, 2001 (the "TRUST DEED"), by and among the Trustee, PIFCo, as Servicer and Citibank, N.A., as Registrar, Paying Agent, Transfer Agent and Depositary Bank:

         "ADDITIONAL AMOUNTS" shall have the meaning set forth in Annex A of the Trust Deed.

                              Prepayment Agreement

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                                       2

         "ADMINISTRATIVE SERVICES AGREEMENT" shall mean the Administrative Services Agreement dated as of December 21, 2001, between Petrobras Finance and Petrobras.

         "AGGREGATE HEDGED AMOUNT" shall have the meaning set forth in Annex A of the Trust Deed.

         "APPLICABLE HEDGE FACTOR" shall have the meaning set forth in Annex A of the Trust Deed.

         "BANKRUPTCY EVENT" shall mean the occurrence of any of the following events:

                  (a) Any Person or entity (including any receiver, manager, administrator, statutory manager, fiduciary or other similar official) is appointed, or any Person commences any action to appoint any of the same, which action is not acquiesced in or to or is not discharged or stayed within 30 days of its commencement, with respect to any of the whole or any material part of the undertaking, property, assets or revenues of such party (and, in the case of Petrobras, also any Material Subsidiary thereof);

                  (b) Any Person who holds a Lien on any material part of the undertaking, property, assets or revenues of such party (and, in the case of Petrobras, also any Material Subsidiary thereof) shall take any action to enforce such interest, except the Trustee;

                  (c) Such party (and, in the case of Petrobras, also any Material Subsidiary thereof) stops payment of, or is generally unable to pay, its debts as and when they become due or such party (and, in the case of Petrobras, also any Material Subsidiary thereof) ceases or threatens to cease to carry on its business except (i) a winding-up, dissolution or liquidation for the purpose of and followed by a consolidation, merger, conveyance or transfer (or in the case of Petrobras, a Material Subsidiary thereof, whereby the undertaking, business and assets of such Material Subsidiary are transferred to or otherwise vested in Petrobras) or the terms of which shall have been approved by a unanimous vote of the Controlling Party of each Series of the Senior Trust Certificates; or (ii) in respect of Petrobras, a voluntary winding-up, dissolution or liquidation of a Material Subsidiary where there are surplus assets in such Material Subsidiary, and such surplus assets are distributed to such party and/or any such Material Subsidiary thereof;

                  (d) Proceedings are initiated against such party (and, in the case of Petrobras, also any Material Subsidiary thereof) under any applicable bankruptcy, reorganization, insolvency, moratorium or intervention law or law with similar effect (including a falencia or concordata under Brazilian law), or under any other law for the relief of, or relating to, debtors, and any such proceeding is not dismissed or stayed within 90 days after the initiation of such proceeding, or an administrator, receiver, trustee, intervener or assignee for the benefit of creditors (or other similar official) is appointed to take possession or control of part or all of the undertaking, property, revenues or assets of such party (and, in the case of Petrobras, also any Material Subsidiary thereof);

                  (e) Such party (and, in the case of Petrobras, also any Material Subsidiary thereof) initiates or consents to proceedings relating to it under any applicable

                              Prepayment Agreement

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                                       3

         bankruptcy, reorganization, insolvency, moratorium or intervention law or law with similar effect, or under any other law for the relief of, or relating to, debtors, or makes or enters into a conveyance, assignment, arrangement or composition with or for the benefit of its creditors, or appoints or applies for the appointment of an administrator, receiver, trustee, intervener or assignee for the benefit of creditors (or other similar official) to take possession or control of the whole or any material part of its undertaking, property, revenues or assets, or takes any proceeding under any law for a readjustment or deferment of its indebtedness or any part of it; or

                  (f) Either (i) an order is made or an effective resolution passed for the winding-up, dissolution or liquidation of such party (and, in the case of Petrobras, also any Material Subsidiary thereof) , including a judicial order declaring or granting a falencia or concordata under Brazilian law or (ii) such party (and, in the case of Petrobras, also any Material Subsidiary thereof) ceases or threatens to cease to carry on all or a material part of its businesses or operations (other than, in the case of both (i) and (ii) in the circumstances referred to as exceptions in paragraph (c) above).

         "BARRELS" shall have the meaning assigned to such term in Section 1.01 of the Master Export Contract.

         "BRAZIL" shall mean the Federative Republic of Brazil.

         "BUNKER FUEL" shall have the meaning set forth in Annex A.

         "BUSINESS DAY" shall mean a day that is not a day on which banking institutions in New York City, New York or Rio de Janeiro, Brazil, as applicable, are required or authorized by law to remain closed.

         "BUYERS" shall mean Specified Buyers and other buyers of Eligible Products from Petrobras Finance or the U.S. Seller.

         "CAYMAN ISLANDS" shall mean the British Dependent Territory of the Cayman Islands.

         "CERTIFICATE HOLDERS" shall mean, collectively, the Senior Certificate Holders and Junior Certificate Holders.

         "CLOSING DATE" shall have the meaning set forth in Annex A of the Trust Deed.

         "COMMERCIAL CONTRACTS" shall mean, collectively, the Receivables Purchase Agreement, the Master Export Contract, this Agreement, the Offtake Contract, the Product Sale Agreement, the Administrative Services Agreement, the Servicing Agreement and the Notice and Consents (including any Trustee notices delivered to the Specified Buyers).

         "CONTROLLING PARTY" shall have the meaning set forth in Annex A of the Trust Deed.

         "CUT-OFF DATE" shall mean, with respect to a Payment Date, the fourth Business Day prior to such Payment Date.

                              Prepayment Agreement

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                                       4

         "DELIVERY AND SALES AGENT" shall mean Petrobras, in its capacity as delivery and sales agent under the Administrative Services Agreement.

         "DEPOSITARY AGREEMENT" shall have the meaning set forth in Annex A of the Trust Deed.

         "DOLLARS" or "$" shall mean the lawful currency of the United States.

         "ELIGIBLE PRODUCTS" shall mean Heavy Fuel Oil and, in certain circumstances and subject to certain limitations set forth in Section 2.06 of the Master Export Contract, other oil products, including gasoline and crude oil. No Sale of such other oil products shall be deemed to be made to Specified Buyers until the Notice and Consent to which the relevant Specified Buyer is a party has been executed or amended to include such other oil products as Eligible Products thereunder in accordance with Section 2.02(d).

         "ENHANCER" shall have the meaning assigned to such term in Annex A of the Trust Deed.

         "FINAL SCHEDULED PRINCIPAL PAYMENT DATE" shall have the meaning assigned to such term in Annex A of the Trust Deed.

         "FINANCIAL GUARANTY INSURANCE POLICY" shall mean an insurance policy providing a full financial guarantee of one or more Series of the Senior Trust Certificates.

         "FUEL OIL" shall have the meaning set forth in Annex B.

         "HEAVY FUEL OIL" shall mean, collectively, Bunker Fuel and Fuel Oil.

         "INDEMNIFIED TAXES" shall mean all shortfalls, costs, expenses, liabilities, obligations, losses, damages, penalties, actions, suits or claims which may be imposed upon, incurred or suffered by Petrobras Finance, the Trust or the Trustee or any Enhancer as the result of entering into the transactions contemplated by the Transaction Documents or performing their various obligations and enforcing their various rights thereunder, in each case, in respect of any present or future Taxes assessed against Petrobras Finance, the Trust, the Trustee or any Enhancer, including, in the case of the Trust and Petrobras Finance only, income Taxes and branch profits Taxes.

         "JUNIOR CERTIFICATE HOLDERS" shall mean the holders of the Junior Trust Certificates.

         "JUNIOR TRUST CERTIFICATES" shall mean the Junior Trust Certificates representing the junior subordinated beneficial interests in the Trust that are issued from time to time pursuant to the Trust Deed.

         "LIEN" shall have the meaning assigned to such term in the Master Export Contract.

         "LIQUIDATED DAMAGES" shall have the meaning set forth in Section
3.01(a).

         "MARKET PRICE PER BARREL" shall have the meaning set forth in the Offtake Contract.

                              Prepayment Agreement

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                                       5

         "MASTER EXPORT CONTRACT" shall mean the Master Export Contract dated as of December 21, 2001 between Petrobras and Petrobras Finance pursuant to which Petrobras agrees, among other things, to sell to Petrobras Finance Eligible Products from time to time.

         "MATERIAL ADVERSE EFFECT" shall mean any event, circumstance, occurrence or condition which has caused, as of any date of determination, a material and adverse effect on (a) the business, assets or financial condition of the Trustee, Petrobras Finance, the U.S. Seller, the Servicer or Petrobras, as the case may be, (b) the ability of the Trustee, Petrobras Finance, the U.S. Seller, the Servicer or Petrobras, as the case may be, to perform its material obligations under the Transaction Documents to which such Person is a party, (c) the validity or enforceability of any of the Transaction Documents or the ability of the Senior Certificate Holders, the Enhancers, the Trustee or Petrobras Finance to enforce any of their rights or remedies thereunder, (d) the validity, priority or enforceability of the interests created or purportedly created pursuant to the Senior Trust Certificate Documents or (e) the Generation or collectibility of the Purchased Receivables, taken as a whole.

         "MATERIAL SUBSIDIARY" shall mean a subsidiary of Petrobras with total assets of more than $100,000,000 (or its equivalent in another currency), as reflected in the most recent consolidated financial statements of Petrobras.

         "MAXIMUM SCHEDULED SENIOR PAYMENT AMOUNT" shall mean as determined on any Payment Date, the highest aggregate amount scheduled to be paid by the Trustee in any Quarterly Delivery Period during the remaining term of any Series of Senior Trust Certificates at the time outstanding, in respect of: (a) interest on, and principal of, the Senior Trust Certificates (and any Additional Amounts payable in respect of Taxes imposed on the payment thereof under applicable law in effect at any date of determination); provided, however, that for any Series of Senior Trust Certificates subject to a floating rate of interest, for the purposes of this definition, the interest scheduled to be paid by the Trustee in any such period shall be deemed to be the higher of (i) the maximum rate of interest payable on such Series (to the extent such Series is subject to a maximum cap on such rate of interest), (ii) the actual rate of interest payable on such Series and (iii) 15% per annum; (b) premiums for any Financial Guaranty Insurance Policy; and (c) scheduled administrative fees and expenses payable by the Trustee in such Quarterly Delivery Period.

         "NET INVOICE AMOUNT" shall have the meaning set forth in the Receivables Purchase Agreement.

         "NOTICE AND CONSENT" shall mean, with respect to each Specified Buyer, the Notice and Consent among such Specified Buyer and Petrobras, Petrobras Finance and the U.S. Seller, as applicable, and the Trustee, in substantially the form of Annex A to the Receivables Purchase Agreement.

         "OFFTAKE CONTRACT" shall mean the agreement dated as of December 21, 2001 between Petrobras Finance and the Offtaker, and any other offtake agreement, pursuant to which, in each case, Petrobras Finance will agree to Sell, and an Offtaker will agree to buy, Eligible Products and, if applicable, any additional hedging arrangements entered into in connection with such

                              Prepayment Agreement

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                                       6

other offtake contract; provided, however, that if a hedging arrangement is in a form other than an offtake agreement, it must be in form and substance satisfactory to the Enhancers.

         "OFFTAKER" shall mean Citibank, N.A. and any other offtaker that enters into an Offtake Contract, which offtaker (including any counterparty entering into hedging arrangements with respect to an Offtake Contract) is rated at least A2 by Moody's and is rated at least A by S&P.

         "PAI" shall mean Petrobras America, Inc., a subsidiary of Petrobras that is 99.99% indirectly owned by Petrobras and is formed under the laws of the State of Delaware.

         "PAYMENT DATE" shall mean, with respect to each Series of Senior Trust Certificates, each of March 1, June 1, September 1 and December 1, and with respect to the payment of principal of, and the payment of interest on, the Senior Trust Certificates, beginning on the respective dates set forth on each Senior Trust Certificate on such Series.

         "PERFORMANCE GUARANTY" shall mean the guaranty by Petrobras of the performance obligations of Petrobras Finance and PIFCo under the Transaction Documents.

         "PERSON" (whether or not capitalized) means an individual, partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

         "PETROBRAS" shall have the meaning set forth in the introductory paragraph.

         "PETROBRAS DEFAULT" shall have the meaning set forth in Section 4.01.

         "PETROBRAS FINANCE" shall have the meaning set forth in the introductory paragraph.

         "PETROBRAS FINANCE DEFAULT" shall have the meaning assigned to such term in Annex A of the Trust Deed.

         "PETROBRAS GUARANTEE" means an obligation of Petrobras or any Material Subsidiary to pay the indebtedness of another Person including, without limitation, (a) an obligation to pay or purchase such indebtedness, (b) an obligation to lend money or to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide funds for the payment of such indebtedness, (c) an indemnity against the consequences of a default in the payment of such indebtedness or (d) any other agreement to be responsible for such indebtedness.

         "PETROBRAS INDEBTEDNESS" means any obligation (whether present or future, actual or contingent and including, without limitation, any guarantee) of Petrobras or any Material Subsidiary for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and all leases which, under generally accepted accounting principles in the country of incorporation of the relevant obligor, would constitute a capital lease obligation).

                              Prepayment Agreement

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                                       7

         "PETROBRAS PARTY" shall mean, individually, any of Petrobras, Petrobras Finance or PIFCo or any affiliate thereof (other than the U.S. Seller) and, collectively, all of them.

         "PIFCo" shall mean Petrobras International Finance Company, a wholly-owned subsidiary of Petrobras incorporated and existing under the law of the Cayman Islands.

         "PREPAID OIL PRODUCTS" shall mean the volume of Eligible Products that Petrobras is required to deliver to Petrobras Finance in scheduled quarterly installments pursuant to the terms of this Agreement and as set forth in Column
(E) of Exhibit A.

         "PREPAYMENT AMOUNT" shall have the meaning set forth in the recitals hereto.

         "PROCESS AGENT" shall have the meaning set forth in Section 5.04(c).

         "PRODUCT SALE AGREEMENT" shall mean the Product Sale Agreement dated as of December 21, 2001, between Petrobras Finance and the U.S. Seller, pursuant to which the U.S. Seller may from time to time purchase from Petrobras Finance the Eligible Products intended for resale to Buyers primarily in the United States.

         "PURCHASED RECEIVABLES ACCOUNT" shall have the meaning set forth in Annex A of the Trust Deed.

         "QUARTERLY DELIVERY PERIOD" shall mean (a) the period commencing on the Closing Date and ending on the date immediately preceding the first Payment Date and thereafter, (b) each period commencing on a Payment Date and ending on the day immediately preceding the next following Payment Date.

         "QUARTERLY DELIVERY REQUIREMENT" shall have the meaning set forth in
Section 2.02(a), as further described in Section 3.01(b).

         "QUARTERLY EXPORT REQUIREMENT" shall mean Petrobras' obligation under the Master Export Contact to export to Petrobras Finance in each Quarterly Delivery Period an amount of Eligible Products that satisfies each of the following requirements: (a) such amount includes at least 80% of the total volume of Heavy Fuel Oil exported by Petrobras during such Quarterly Delivery Period and (b) such amount has a minimum aggregate value (based upon the Net Invoice Amount at which such Eligible Products are actually Sold by Petrobras Finance) equal to, at least, the Maximum Scheduled Senior Payment Amount multiplied by the Required Senior Coverage Ratio.

         "QUARTERLY SCHEDULED SENIOR PAYMENT AMOUNT" shall have the meaning set forth in Annex A of the Trust Deed.

         "RECEIVABLES" shall have the meaning assigned to such term in the Receivables Purchase Agreement.

         "RECEIVABLES PURCHASE AGREEMENT" shall mean the Receivables Purchase Agreement dated December 21, 2001 between the Trustee, Petrobras and Petrobras Finance.

                              Prepayment Agreement

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                                       8

         "REQUIRED SENIOR COVERAGE RATIO" shall mean, as at any calculation date, the ratio of (a) the Applicable Hedge Factor at such calculation date to
(b) one (1).

         "ROF" shall have the meaning assigned to such term in Section 2.02(b).

         "RPA TERMINATION PRICE" has the meaning assigned to such term in
Section 1.01 of the Receivables Purchase Agreement.

         "SALE" shall mean the absolute and unconditional sale, assignment, transfer or disposition (and not by way of charge or security), and "SELL" and "SOLD" shall have correlative meanings and, when used with respect to Receivables, shall have the meaning assigned to such term in the Receivables Purchase Agreement.

         "SENIOR CERTIFICATE HOLDERS" shall mean the holders of the Senior Trust Certificates.

         "SENIOR TRUST CERTIFICATE DOCUMENTS" shall mean, collectively, the Senior Trust Certificates, the Trust Deed, the Trust Administration Agreement (as defined in the Trust Deed), the Purchase Agreement (as defined in the Trust
Deed), the Financial Guaranty Insurance Policies, the Insurance and Reimbursement Agreements (as defined in the Trust Deed), the Indemnification Agreement (as defined in the Trust Deed), the Depositary Agreement, the Notice and Consents and other related documents.

         "SENIOR TRUST CERTIFICATES" shall mean the senior trust certificates representing senior beneficial interests in the Trust that are issued from time to time pursuant to the Trust Deed.

         "SERIES" shall have the meaning assigned to such term in Annex A of the Trust Deed.

         "SERVICER" shall mean PIFCo in such capacity under the Servicing Agreement.

         "SERVICING AGREEMENT" shall mean the agreement dated as of December 21, 2001 among PIFCo, the Trustee, Petrobras and Petrobras Finance pursuant to which PIFCo, as Servicer, will agree, among other things, to service, manage, administer and collect the Receivables for the benefit of the Trustee and Petrobras Finance.

         "SPECIFIED BUYERS" shall have the meaning assigned to such term in the Master Export Contract.

         "TAX" or "TAXES" shall have the meaning set forth in Section 2.03.

         "TERMINATION EVENT" shall have the meaning set forth in Annex A of the Trust Deed.

         "TERMINATION PAYMENT" shall mean a payment equal to (a) the aggregate value of Prepaid Oil Products under this Agreement which have not theretofore been delivered to Petrobras Finance (i) set forth in Column (C) of Exhibit A for all Quarterly Delivery Periods and (ii) set forth in Columns (D-1) through (D-3) of Exhibit A through the last day of the Quarterly Delivery Period in which such Termination Payment is made, and (b) any indemnity or other amounts then due and payable by Petrobras to Petrobras Finance under the Master Export

                              Prepayment Agreement

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                                       9

Contract and this Agreement and (without duplication) by Petrobras to the Trustee in respect of the Performance Guaranty of the obligations of PIFCo and Petrobras Finance; provided, that such payment in the aggregate shall not exceed the RPA Termination Price to be paid by Petrobras Finance in the event that the Receivables Purchase Agreement becomes subject to termination.

         "TRANSACTION DOCUMENTS" shall mean, collectively, the Commercial Contracts and the Senior Trust Certificate Documents.

         "TRUST" shall mean the PF Export Receivables Master Trust, a trust established and existing under the laws of the Cayman Islands and created by the Trust Deed.

         "TRUST DEED" shall have the meaning set forth in this Section 1.01.

         "TRUSTEE" shall have the meaning set forth in the recitals.

         "UNITED STATES" shall mean the United States of America.

         "U.S. GAAP" shall mean generally accepted accounting principles in the United States.

         "U.S. SELLER" shall mean initially PAI, and thereafter any trading entity that assumes all of PAI's rights and obligations under (or enters into an agreement with Petrobras Finance on substantially the same terms and conditions
as) the Product Sale Agreement in accordance with, and subject to the conditions set forth in, the Trust Deed and which entity is (a) a direct or indirect subsidiary of Petrobras that is at least 99% owned by Petrobras, (b) organized and based in the United States and (c) solvent, and (d) engaged exclusively in the business of marketing and selling petroleum-based products primarily produced in Brazil, unless each of the Rating Agencies issues a Rating Affirmation and each Enhancer with an outstanding Series of Senior Trust Certificates consents (such consent not to be unreasonably withheld). For purposes of this definition, the terms "Rating Agencies", "Rating Affirmation" and "Enhancer" shall have the meaning given to such terms in Annex A of the Trust Deed.

         Section 1.02 Construction.

         (a) The words "hereof," "hereto," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (b) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations made hereunder or in any certificate or other document made or delivered pursuant hereto shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with U.S. GAAP (except as discussed in the notes to such statements) applied on a basis consistent (except for changes concurred in by the independent public accountants of the relevant person; provided that the concurrence of such accountants shall not be required with respect to changes in application reflected in unaudited interim financials) with the most recent audited financial statements of such relevant person.

                              Prepayment Agreement

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                                       10

         (c) The meanings given to terms used herein shall be equally applicable to both the singular and plural forms of such terms.

         (d) References in this Agreement to any statute, law, decree, regulation or other applicable law shall be construed as a reference to such statue, law, decree, regulation or other applicable law as re-enacted, redesigned, amended or extended from time to time, except as otherwise provided in this Agreement.

         (e) References in this Agreement to any Transaction Document or any other document or agreement shall be deemed to include reference to such Transaction Document or such other document or agreement as amended, varied, supplemented or replaced from time to time in accordance with the terms of such Transaction Document, document or agreement and this Agreement and to include any appendices, schedules, Exhibits, supplements, clarification letters, side letters and disclosure letters executed in connection therewith.

         (f) References to any Person or Persons shall be construed as a reference to any successors or assigns of such Person or Persons to the extent permitted under this Agreement and, in the case of any governmental authority, any Person succeeding to its functions and capacities.

         (g) The Table of Contents and the Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         (h) Any report, document, officer's certificate or any other instrument delivered hereunder which does not conform to the requirements hereof shall be deemed non-conforming and shall not relieve the person delivering such non-conforming report, document, officer's certificate or instrument from its obligations to deliver a conforming report, document, officer's certificate or instrument.

                                   ARTICLE II

                                EXPORT PREPAYMENT

         Section 2.01 Terms of Prepayment. Subject to the terms and conditions set forth herein, Petrobras Finance hereby agrees to pay to Petrobras on the Closing Date the Prepayment Amount for future export and sales by Petrobras to Petrobras Finance of Eligible Products under this Agreement. Petrobras agrees to deliver Eligible Products to, or as directed by, Petrobras Finance or the Delivery and Sales Agent in shipments as hereinafter provided over an initial term equal to the term of the Senior Trust Certificates issued on the Closing Date. Deliveries of Eligible Products shall be made from time to time during each Quarterly Delivery Period and the amount of Eligible Products to be delivered during each Quarterly Delivery Period shall be no less than the Quarterly Delivery Requirement, as further described in Section 2.02 below.

         Section 2.02 Export of Product.

         (a) Notwithstanding anything herein to the contrary, Petrobras hereby agrees to pay the principal amount and the interest factor accrued thereon as set forth in Exhibit A, by the

                              Prepayment Agreement
export and delivery to, or as directed by, Petrobras Finance during each Quarterly Delivery Period commencing on the dates specified in Exhibit A, of Eligible Products having a market value (as described in Section 3.01(b)) equal to the amounts specified in Column (E) of Exhibit A (the "QUARTERLY DELIVERY REQUIREMENT") for each such related Quarterly Delivery Period. Petrobras shall satisfy such obligation during the first 60 days of each Quarterly Delivery Period. Any payment in full of Liquidated Damages made in accordance with
Section 3.01(c) shall satisfy the obligations of Petrobras to satisfy the Quarterly Delivery Requirement for the relevant Quarterly Delivery Period.

         (b) It shall be a condition precedent to the payment of the Prepayment Amount by Petrobras Finance that (i) all orders, licenses, consents, authorizations, approvals, exemptions or notices of registration of or with any federal, state, municipal or other foreign or domestic governmental department, commission, board, bureau, agency or other foreign or domestic governmental, administrative or judicial authority or regulatory body necessary in connection with the execution, delivery and performance by Petrobras of this Agreement, including without limitation, (A) the registration (Registro de Operacoes Financeiras or "ROF") from the Central Bank of Brazil with respect to this Agreement and the export prepayment transaction contemplated hereby, which ROF shall be in full force and effect as of the Closing Date and (B) the export registration, each of which shall have been obtained or given and (ii) any filings, recordings, publications or registrations of any kind necessary in connection with the execution, delivery and performance by Petrobras of this Agreement shall have been made, provided, however, that prior registration with the Central Bank of Brazil of Petrobras' payment obligations contained in the Transaction Documents that are not covered by the ROF shall not be a condition precedent to the payment of the Prepayment Amount. Petrobras shall obtain the customary export licenses within SISCOMEX prior to each individual export of goods.

         (c) Any and all Eligible Products to be delivered by Petrobras hereunder shall be delivered to Petrobras Finance in accordance with and subject to the terms and conditions of the Master Export Contract (including, without limitation, Article II thereof).

         (d) No oil products other than Heavy Fuel Oil shall be deemed to be Eligible Products except in accordance with the terms and conditions set forth in Section 2.06 of the Master Export Contract. No Sale of such other oil products shall be deemed to be made to Specified Buyers until the Notice and Consent to which the relevant Specified Buyer is a party has been executed or amended to include such other oil products as Eligible Products thereunder.

         (e) Any Eligible Products delivered under this Agreement shall be of Readily Marketable Quality (as defined in Section 2.03 of the Offtake Contract).

         (f) Subject to payment in full of the Prepayment Amount on the Closing Date, none of the obligations of Petrobras under this Agreement (including the obligation of Petrobras to deliver the Eligible Products) may be suspended for any reason (including without limitation, as a result of an event of force majeure or the breach by Petrobras Finance of any of its obligations hereunder or under any other Transaction Document to which it is a party).

                              Prepayment Agreement

         Section 2.03 Taxes.

         (a) Petrobras shall pay all amounts due to Petrobras Finance under this Agreement, free and clear of all deduction of any present or future taxes, duties, levies, imposts, assessments or other governmental charges (including penalties, interest and other liabilities related thereto) of any nature imposed by the United States, the Cayman Islands or Brazil or any other jurisdiction from or through which payment is made, or any political subdivision of such jurisdiction (collectively, "TAXES") (including, without limitation, Taxes imposed on the income of Petrobras Finance by the jurisdiction under which Petrobras Finance is incorporated and branch profits Taxes) assessed against Petrobras Finance. In the event Petrobras is required to deduct or withhold any Taxes, Petrobras hereby agrees to pay the required deductions contemplated in the preceding sentence, including deductions applicable to the additional amounts payable thereunder, so that Petrobras Finance shall receive an amount equal to the sum it would have received had no such deductions been made.

         (b) Petrobras shall indemnify Petrobras Finance against all shortfalls, costs, expenses, liabilities, obligations, losses, damages, penalties, actions, suits or claims which may be imposed upon, incurred or suffered by Petrobras Finance in respect of any Taxes described in Section 2.03(a) above.

         Section 2.04 Reimbursement. Petrobras shall reimburse Petrobras Finance and the Trustee, as the case may be, on demand for all reasonable and documented fees and expenses incurred by Petrobras Finance in connection with the enforcement of its rights under this Agreement and by the Trustee in connection with the enforcement of its rights and benefits as a third party beneficiary under this Agreement.

                                   ARTICLE III

                        NON-DELIVERY OF ELIGIBLE PRODUCTS

         Section 3.01 Non-Delivery of Eligible Products; Liquidated Damages.

         (a) If Petrobras fails during any Quarterly Delivery Period, for any reason whatsoever, to export to Petrobras Finance Eligible Products with a value equal to the Quarterly Delivery Requirement for any such period pursuant to Section 2.02 (including, without limitation, clause (a) thereof), Petrobras shall pay to Petrobras Finance, prior to 12:00 p.m. one Business Day prior to the Cut-Off Date immediately preceding the last day of such Quarterly Delivery Period, liquidated damages (the "LIQUIDATED DAMAGES") equal to (i) the value of the Quarterly Delivery Requirement for such Quarterly Delivery Period (as specified in Column (E) of Exhibit A) minus (ii) the market value of Eligible Products actually delivered during such Quarterly Delivery Period.

         (b) The "market value" referred to in each of Section 2.02(a), clause (ii) of Section 3.01(a) above and the definition of "Quarterly Delivery Requirement" in Section 1.01 shall mean the sum of the aggregate Net Invoice Amount of all Eligible Products Sold to Buyers other than the Offtaker plus the aggregate Market Price per Barrel of all Eligible Products Sold to

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
the Offtaker (regardless of whether the Market Price per Barrel was the basis for the Net Invoice Amount).

         (c) Petrobras Finance hereby irrevocably instructs Petrobras to pay any and all Liquidated Damages into the Purchased Receivables Account. Payment in full of the Liquidated Damages into the Purchased Receivables Account shall satisfy the obligations of Petrobras to satisfy the Quarterly Delivery Requirement for the relevant Quarterly Delivery Period. If the Trustee informs Petrobras that such Purchased Receivables Account has ceased to exist or has been replaced by another account, then Petrobras shall thereafter deposit any Liquidated Damages into such other account as designated by the Trustee.

                                   ARTICLE IV

                               DEFAULT TERMINATION

         Section 4.01 Petrobras Defaults. The occurrence of any of the following events shall constitute a "PETROBRAS DEFAULT":

                  (a) The failure by Petrobras to export in any Quarterly Delivery Period an amount of Eligible Products at least equal to the Quarterly Delivery Requirement plus a minimum aggregate value (based upon the Net Invoice Amount at which such Eligible Products are actually sold by Petrobras Finance) equal to 0.2 times the Quarterly Scheduled Senior Payment Amount;

                  (b) Any representation or warranty of Petrobras in any of the Transaction Documents to which it is a party (i) shall fail to be correct in any material respect as of the time when the same shall have been made, and (ii) such failure has a Material Adverse Effect;

                  (c) The failure of Petrobras to pay any amount payable by it under any guarantee it provides pursuant to Section 4.01(w) of the Receivables Purchase Agreement and such amount is not paid within 5 Business Days;

                  (d) (i) The failure of Petrobras to perform, observe or comply with any term, covenant, agreement or obligation contained in any of the Transaction Documents to which it is a party (other than Petrobras' agreement to deliver the Quarterly Export Requirement, the failure of which shall not, in and of itself, constitute a Petrobras Default) or in any guarantee provided by Petrobras substantially in the form of Exhibit E to the Receivables Purchase Agreement as contemplated in Section 4.01(w) of the Receivables Purchase Agreement, (ii) such failure has a Material Adverse Effect and (iii) such failure (other than any failure as described in paragraph (a), (b) or (c) above) is either incapable of remedy or continues for a period of 60 days (inclusive of any time frame contained in any such term, covenant, agreement or obligation) after written notice of such failure has been given to Petrobras by the Trustee;

                  (e) One or more final and non-appealable judgments or final decrees is or are entered against Petrobras involving at any time in the aggregate a liability (not paid or

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
         fully covered by insurance) of US$50,000,000 (or its equivalent in another currency) or more, and any such judgments or decrees are not vacated, discharged or stayed within 120 days after the rendering thereof;

                  (f) Any Bankruptcy Event of Petrobras shall occur and be continuing;

                  (g) Any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required to be taken, fulfilled or done by Petrobras in order (i) to enable Petrobras lawfully to enter into, exercise its rights and perform and comply with its material obligations under the Transaction Documents to which it is a party,
         (ii) to ensure that those obligations are legally binding and enforceable or (iii) to make any of the Trust Deed, the Senior Trust Certificates or any of the other relevant Transaction Documents entered into in connection with the transactions described herein admissible in evidence in the courts of New York, Brazil and the Cayman Islands that is not taken, fulfilled or done within 10 days after notice thereof has been given to Petrobras by the Trustee, or once any such authorization or consent has been given, is removed, withdrawn, modified, withheld or otherwise fails to remain valid and subsisting in full force and effect, provided, however, that Petrobras shall be under no obligation to seek prior registration with the Central Bank of Brazil of the payment obligations contained in the Transaction Documents which are not covered by the ROF, and provided, further, that approval for such payment obligations with the Central Bank of Brazil shall only be required once enforcement thereof is sought by the Trustee;

                  (h) (i) Any of the Transaction Documents entered into by Petrobras, or any material part thereof, shall cease to be in full force and effect or binding and enforceable against Petrobras, (ii) it becomes unlawful for Petrobras to perform any obligation under any of the foregoing Transaction Documents, or (iii) Petrobras shall contest the enforceability of, or deny that it has liability under, any of the foregoing Transaction Documents;

                  (i) The failure of Petrobras to retain, (i) with respect to Petrobras Finance, 100%, and (ii) with respect to the U.S. Seller, at least 51%, direct or indirect ownership of the outstanding voting and economic interests in Petrobras Finance and the U.S. Seller, respectively;

                  (j) The failure of Petrobras, during any rolling twelve-month period from and after the Closing Date until the Final Scheduled Principal Payment Date for each Series of outstanding Senior Trust Certificates, to export pursuant to the Master Export Contract a daily average of gross exports of at least 70,000 Barrels of Heavy Fuel Oil;

                  (k) (i) The acceleration on any Petrobras Indebtedness, unless such acceleration is at the option of Petrobras or any Material Subsidiary thereof; (ii) Petrobras or any Material Subsidiary thereof fails to pay any Petrobras Indebtedness when due or, as the case may be, beyond any applicable grace period; or (iii) Petrobras or any Material Subsidiary thereof fails to pay when due any amount payable by it under any Petrobras

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

         Guarantee for, or indemnity in respect of, the indebtedness of any other Person or entity; provided, however, that the aggregate amount of any such Petrobras Indebtedness falling within (i), (ii) and (iii) above (as to which the time for payment has not been extended by the relevant obligees) equals or exceeds U.S.$50,000,000 (or its equivalent in another currency);

                  (l) The performance by any Petrobras Party of any of their respective obligations under any of the Transaction Documents is prohibited under the law of any jurisdiction in which such performance is required to take place, or any governmental authority of any such jurisdiction takes any action that prevents any Petrobras Party from carrying on all or a substantial portion of its business or operations so that such Petrobras Party will be unable to perform its respective obligations under the Transaction Documents and such action is not withdrawn, rescinded or reversed within 30 days;

                  (m) Any governmental authority condemns, seizes, makes a compulsory purchase of or expropriates all or a substantial portion of the assets or business of Petrobras, such that Petrobras is no longer able to produce Heavy Fuel Oil for export;

                  (n) For any rolling 12-month period from and after the Closing Date, less than 50% of Petrobras' aggregate sales of Bunker Fuel (both domestic and export), measured by volume, are exported from Brazil to Petrobras Finance and sold to Buyers (including Specified Buyers);

                  (o) A moratorium is agreed or declared in respect of, or affecting all or any part of, Petrobras Indebtedness; or

                  (p) Any event occurs that under the laws of any relevant jurisdiction has substantially the same effect as any of the events referred to in either sub-section (f) or (o).

         Section 4.02 Termination Events.

         (a) If either (i) a Petrobras Default occurs and is continuing and, as a result thereof, Controlling Parties representing at least 35% of the aggregate principal amount of outstanding Senior Trust Certificates declare an Acceleration Event or (ii) a Petrobras Finance Default has occurred and is continuing then, in each case, the Controlling Parties representing at least 35% of the aggregate principal amount of the outstanding Senior Trust Certificates may instruct the Trustee to notify Petrobras Finance thereof, whereupon Petrobras Finance shall notify Petrobras that this Agreement and the Master Export Contract are subject to termination, provided that this Agreement and the Master Export Contract shall be subject to termination automatically without any further action by Petrobras Finance, the Trustee or any other Person upon the occurrence of a Bankruptcy Event with respect to Petrobras (other than a Bankruptcy Event solely with respect to a Material Subsidiary of Petrobras) or Petrobras Finance, and provided further, however, that no termination of this Agreement or the Master Export Contract shall be or become effective until such time as the Termination Payment shall have been deposited into the Purchased Receivables Account (or such replacement account therefore as the Trustee may designate).

                              Prepayment Agreement

         (b) In the event that this Agreement and the Master Export Contract become subject to termination as provided in the preceding clause (a), on the next succeeding Business Day Petrobras shall pay to Petrobras Finance the Termination Payment directly into the Purchased Receivables Account. If the Trustee informs Petrobras that such Purchased Receivables Account has been replaced by another account, Petrobras shall deposit the Termination Payment into such other account as designated by the Trustee.

         (c) The right of Petrobras Finance to the payment of the Termination Payment shall not be exclusive of any other right, power or remedy referred to herein or now or hereinafter available to Petrobras Finance and the Trustee at law, in equity, by statute or otherwise. Notwithstanding anything herein to the contrary (including, without limitation, the first proviso in Section 4.02(a) above), this Agreement and the Master Export Contract shall remain in full force and effect until the payment in full by Petrobras of the Termination Payment. Upon the payment in full of the Termination Payment, and the payment in full of the principal of and interest on the Senior Trust Certificates and all other amounts payable as provided in Section 9.11(d) of the Trust Deed, this Agreement shall terminate.

                                    ARTICLE V

                                  MISCELLANEOUS

         Section 5.01 Rights Confined to Parties; Third Party Beneficiaries.

         (a) Except as set forth in sub-section (b) below, nothing expressed or implied herein is intended or shall be construed to confer upon or to give to any Person, other than the parties hereto, any right, remedy or claim under or by reason of this Agreement, and the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto.

         (b) The Trustee, on behalf of the Certificate Holders and the Enhancers, is expressly hereby a third party beneficiary with respect to all obligations of Petrobras and Petrobras Finance under this Agreement and the Master Export Contract and shall be entitled to enforce the same.

         Section 5.02 Amendment or Waiver: Remedies Cumulative.

         (a) No provision of this Agreement may be amended or waived without the written consent of each of the parties hereto.

         (b) No failure or delay on the part of any party hereto in exercising any right, power or privilege hereunder or under any other document delivered in connection therewith and no course of dealing between Petrobras and Petrobras Finance shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other document delivered in connection herewith preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder or thereunder. The rights, powers and remedies herein and in any of the other documents delivered in connection herewith are cumulative and not exclusive of any rights, powers or remedies which any party hereto would otherwise have. No notice to or demand on any party hereto in any case shall entitle such party

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
to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of such party to any other or further action in any circumstances without notice or demand.

         Section 5.03 Binding Upon Assigns. The provisions of this Agreement (including any amendments, modifications and waivers hereof properly adopted) shall be binding upon and shall inure to the benefit of the parties hereto and any third party beneficiaries, and each of their respective successors and assigns. Neither party hereto shall be entitled to assign or transfer any of its rights or obligations under this Agreement without the prior consent of the other party hereto and the Trustee.

         Section 5.04 Waiver of Immunity; Submission to Jurisdiction; Agent.

         (a) This Agreement, and any actions taken hereunder, constitute commercial acts by the parties. Each party hereto hereby irrevocably and unconditionally and to the fullest extent permitted by the laws of any jurisdiction waives and agrees not to plead or claim any right to immunity from jurisdiction, set-off, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereignty or otherwise for itself or any of its property, assets or revenues wherever located with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any other Transaction Document, in each case for the benefit of any third party beneficiary hereunder and their respective successors and assigns, it being intended that the foregoing waiver and agreement shall be effective, irrevocable and not subject to withdrawal in any and all jurisdictions.

         (b) The parties hereto irrevocably agree that any legal action, suit or proceeding brought by or against either of them with respect to any matter under or arising out of or in any way connected with this Agreement or any document delivered pursuant to this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding may be brought in the federal courts of the United States for the Southern District of New York (and the courts of appeal thereto) and if such courts cannot or will not hear such action, suit or proceeding, then in the courts of the County and State of New York (and the courts of appeal thereto), and by execution and delivery of this Agreement, the parties hereto hereby irrevocably accept and submit to the non-exclusive jurisdiction of the aforesaid courts in person, generally and unconditionally, with respect to any such action, suit or proceeding for themselves and in respect of any of their property, assets and revenues. In addition, the parties hereto hereby irrevocably and unconditionally waive (i) all rights to a trial by jury and (ii) to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement, brought in any of the aforesaid courts, and hereby further irrevocably and unconditionally waive and agree, to the fullest extent permitted by law, not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) Petrobras Finance hereby irrevocably designates, appoints and empowers the New York office of Petrobras located at 570 Lexington Avenue, 43rd Floor, New York, New York

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

10022-6837, and its successors as its process agent and Petrobras hereby irrevocably designates, appoints and empowers its New York office located at 570 Lexington Avenue, 43rd Floor, New York, New York 10022-6837, and its successors as its process agent (each, a "PROCESS AGENT"), to receive, accept and acknowledge for and on its behalf and on behalf of its property service of any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding in the courts of the County and State of New York (and the courts of appeal thereto) or of the United States of America for the Southern District of New York (and the courts of appeal thereto), which service may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. Each of Petrobras and Petrobras Finance agrees to take any and all action necessary to continue such designation in full force and effect; and should such Process Agent become unavailable for this purpose for any reason, each of Petrobras and Petrobras Finance shall forthwith irrevocably designate a new Process Agent with an office in New York, New York, which shall agree to act as such, with the powers and for the purposes specified in this subsection. Each of Petrobras and Petrobras Finance further irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents of any of the aforesaid courts in any such action, suit or proceeding by hand delivery, to it at its address set forth in
Section 5.05(b) or to any other address of which it shall have given notice pursuant to Section 5.05 or to its then Process Agent.

         Section 5.05 Notices.

         (a) Except as otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall become effective when received. Any written notice shall either be mailed, certified or registered mail, return receipt requested with proper postage for airmail prepaid, or by overnight delivery service (providing for delivery receipts) or delivered by hand or sent in the form of a tested telex or confirmed facsimile.

         (b) All notices, requests, demands or other communications under this Agreement shall be addressed as follows or as any of the parties to this Agreement shall have specified to all other parties in writing:

                  To Petrobras Finance:
                  Petrobras Finance Ltd.
                  Attn: Lair Oliveira
                        Director
                        Room 302L
                  Avenida Republica do Chile, 65
                  20035 - 900
                  Rio de Janeiro - RJ, Brazil
                  Telephone: 011 55 21 2534 1450
                  Facsimile: 011 55 21 2534 4258

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
                                 with a copy to:

                  To Petrobras:
                  Petroleo Brasileiro S.A. - Petrobras
                  Attn: Lair Oliveira
                        Manager - Long Term Finance
                        Room 302L
                  Avenida Republica do Chile, 65
                  20035 - 900
                  Rio de Janeiro - RJ, Brazil
                  Telephone: 011 55 21 2534 1450
                  Facsimile: 011 55 21 2534 4258

                  To the Trustee:
                  U.S. Bank, National Association, Cayman Islands Branch c/o IBJ Whitehall Bank and Trust Company
                  P.O. Box 1040 GT
                  Grand Cayman, Cayman Islands
                  Telephone: (345) 949-2849
                  Facsimile: (345) 949-5409

                                 with a copy to:

                  U.S. Bank Trust National Association
                  100 Wall Street, Suite 1600
                  New York, New York 10005
                  Telephone: (212) 361-2501
                  Facsimile: (212) 809-5459

                  To the Servicer:
                  Petrobras International Finance Company
                  As Service to Petrobras Finance
                  Avenida Republica do Chile, 65
                  20035 - 900
                  Rio de Janeiro - RJ, Brazil
                  Attn: Mariangela Monteiro Tizatto
                        Deputy General Manager, Accounting
                        Room 301 M
                  Telephone: 011 55 21 2534 1450
                             011 55 21 2534 4258

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

         Section 5.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 5.07 Governing Law. THE PROVISIONS OF THIS AGREEMENT, AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

         Section 5.08 Use of English Language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement shall be in the English language or accompanied by a certified English translation.

         Section 5.09 Judgment Currency.

         (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the party in question could purchase Dollars with such other currency in New York City at 11:00 A.M. New York City time on the Business Day preceding that on which final judgment is made.

         (b) The obligation of either party in respect of any sum due from it to the other shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by the recipient of any sum adjudged to be so due in such other currency may in accordance with normal banking procedures purchase Dollars with such other currency. If the Dollars so purchased are less than the sum originally due to the recipient in Dollars, the parties agree, as a separate obligation and notwithstanding any such payment or judgment, to indemnify the recipient against such loss, and if the Dollars so purchased exceed the sum originally due to the recipient in Dollars, the recipient agrees to remit to the other such excess.

         Section 5.10 Counterparts. This Agreement may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

         Section 5.11 Payments. Any payment to be made to Petrobras Finance by Petrobras hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off, counterclaims or condition whatsoever including, without limitation, by reason of any Taxes, to the Purchased Receivables Account.

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

         Section 5.12 Survival. Notwithstanding anything to the contrary herein, all obligations of Petrobras set forth in Sections 2.03, 2.04 and 5.11 shall survive the termination of this Agreement.

         Section 5.13 No Petition. Petrobras shall not be entitled to take any step for the winding-up of, or initiate proceedings against, Petrobras Finance under any applicable bankruptcy, reorganization or insolvency laws or laws with similar effect.

         Section 5.14 Limited Recourse. Petrobras hereby agrees that its only recourse for the payment of any obligations owing to it by Petrobras Finance hereunder or in connection with the Transaction Documents and the transactions contemplated hereby and thereby, including but not limited to payments in respect of any liability arising out of breaches of representations, warranties and covenants given by Petrobras Finance, shall in all events be limited to Receivables and any other monies and assets which are available to Petrobras Finance. Petrobras further agrees that it shall not otherwise take or pursue any judicial proceedings or other actions, or join with any Person in taking or pursuing any such proceedings or actions, against Petrobras Finance or its assets, or exercise any other right or remedy that it might otherwise have against Petrobras Finance or its assets, other than in respect of Receivables, for payment of any obligations referred to in the immediately preceding sentence and that Petrobras Finance shall not otherwise be liable for such obligations and any claim therefor shall be extinguished.

                              Prepayment Agreement

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                            PETROBRAS FINANCE LTD.

                                            By:_________________________________
                                               Name:
                                               Title:

                                            PETROLEO BRASILEIRO S.A. - PETROBRAS

                                            By:_________________________________
                                               Name:
                                               Title:

                                            By:_________________________________
                                               Name:
                                               Title:

                              Prepayment Agreement

WITNESSES

1. By:________________________________
      Name:

2. By:________________________________
      Name:

                              Prepayment Agreement

                                                                       EXHIBIT A
                                                     to the prepayment Agreement

  (A)         (B)            (C)                  (D-1)                                 (D-2)
---------------------------------------------------------------------------------------------------------------------------
           ENDING DAY
QUARTERLY  PRECEDING      PRINCIPAL
DELIVERY    PAYMENT    AMORTIZATION ON
 PERIOD      DATE        ALL SERIES          FIXED INTEREST                     INTEREST ON SERIES A2
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
    1      1-Mar-02               -     +       5,996,417      +    (Principal Outstanding on Series A2) * (L+2.05%)    +
---------------------------------------------------------------------------------------------------------------------------
    2      1-Jun-02               -     +       7,598,750      +    (Principal Outstanding on Series A2) * (L+2.05%)    +
---------------------------------------------------------------------------------------------------------------------------
    3      1-Sep-02               -     +       7,598,750      +    (Principal Outstanding on Series A2) * (L+2.05%)    +
---------------------------------------------------------------------------------------------------------------------------
    4      1-Dec-02               -     +       7,598,750      +    (Principal Outstanding on Series A2) * (L+2.05%)    +
---------------------------------------------------------------------------------------------------------------------------
    5      1-Mar-03               -     +       7,598,750      +    (Principal Outstanding on Series A2) * (L+2.05%)    +
---------------------------------------------------------------------------------------------------------------------------
    6      1-Jun-03               -     +       7,598,750      +    (Principal Outstanding on Series A2) * (L+2.05%)    +
---------------------------------------------------------------------------------------------------------------------------
    7      1-Sep-03               -     +       7,598,750      +    (Principal Outstanding on Series A2) * (L+2.05%)    +
---------------------------------------------------------------------------------------------------------------------------
    8      1-Dec-03               -     +       7,598,750      +    (Principal Outstanding on Series A2) * (L+2.05%)    +
---------------------------------------------------------------------------------------------------------------------------
    9      1-Mar-04               -     +       7,598,750      +    (Principal Outstanding on Series A2) * (L+2.05%)    +
---------------------------------------------------------------------------------------------------------------------------
   10      1-Jun-04               -     +       7,598,750      +    (Principal Outstanding on Series A2) * (L+2.05%)    +
---------------------------------------------------------------------------------------------------------------------------
   11      1-Sep-04               -     +       7,598,750      +    (Principal Outstanding on Series A2) * (L+2.05%)    +
---------------------------------------------------------------------------------------------------------------------------
   12      1-Dec-04               -     +       7,598,750      +    (Principal Outstanding on Series A2) * (L+2.05%)    +
---------------------------------------------------------------------------------------------------------------------------
   13      1-Mar-05      19,940,000     +       7,598,750      +    (Principal Outstanding on Series A2) * (L+2.05%)    +
---------------------------------------------------------------------------------------------------------------------------
   14      1-Jun-05      20,280,000     +       7,371,080      +    (Principal Outstanding on Series A2) * (L+2.05%)    +
---------------------------------------------------------------------------------------------------------------------------

  (A)         (B)                          (D-3)                                            (E)
---------------------------------------------------------------------------------------------------------------
           ENDING DAY
QUARTERLY  PRECEDING
DELIVERY    PAYMENT
 PERIOD      DATE                    INTEREST ON SERIES C                        QUARTERLY DELIVERY REQUIREMENT
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
    1      1-Mar-02    (Principal Outstanding on Series C) * (L+2.10%)      =    Quarterly Delivery Requirement
---------------------------------------------------------------------------------------------------------------
    2      1-Jun-02    (Principal Outstanding on Series C) * (L+2.10%)      =    Quarterly Delivery Requirement
---------------------------------------------------------------------------------------------------------------
    3      1-Sep-02    (Principal Outstanding on Series C) * (L+2.10%)      =    Quarterly Delivery Requirement
---------------------------------------------------------------------------------------------------------------
    4      1-Dec-02    (Principal Outstanding on Series C) * (L+2.10%)      =    Quarterly Delivery Requirement
---------------------------------------------------------------------------------------------------------------
    5      1-Mar-03    (Principal Outstanding on Series C) * (L+2.10%)      =    Quarterly Delivery Requirement
---------------------------------------------------------------------------------------------------------------
    6      1-Jun-03    (Principal Outstanding on Series C) * (L+2.10%)      =    Quarterly Delivery Requirement
---------------------------------------------------------------------------------------------------------------
    7      1-Sep-03    (Principal Outstanding on Series C) * (L+2.10%)      =    Quarterly Delivery Requirement
---------------------------------------------------------------------------------------------------------------
    8      1-Dec-03    (Principal Outstanding on Series C) * (L+2.10%)      =    Quarterly Delivery Requirement
---------------------------------------------------------------------------------------------------------------
    9      1-Mar-04    (Principal Outstanding on Series C) * (L+2.10%)      =    Quarterly Delivery Requirement
---------------------------------------------------------------------------------------------------------------
   10      1-Jun-04    (Principal Outstanding on Series C) * (L+2.10%)      =    Quarterly Delivery Requirement
---------------------------------------------------------------------------------------------------------------
   11      1-Sep-04    (Principal Outstanding on Series C) * (L+2.10%)      =    Quarterly Delivery Requirement
---------------------------------------------------------------------------------------------------------------
   12      1-Dec-04    (Principal Outstanding on Series C) * (L+2.10%)      =    Quarterly Delivery Requirement
---------------------------------------------------------------------------------------------------------------
   13      1-Mar-05    (Principal Outstanding on Series C) * (L+2.10%)      =    Quarterly Delivery Requirement
---------------------------------------------------------------------------------------------------------------
   14      1-Jun-05    (Principal Outstanding on Series C) * (L+2.10%)      =    Quarterly Delivery Requirement
---------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
15         1-Sep-05         20,590,000   +          7,139,563   +    (Principal Outstanding on Series A2) * (L+2.05%)    +
----------------------------------------------------------------------------------------------------------------------------
16         1-Dec-05         20,930,000   +          6,904,584   +    (Principal Outstanding on Series A2) * (L+2.05%)    +
----------------------------------------------------------------------------------------------------------------------------
17         1-Mar-06         21,270,000   +          6,665,761   +    (Principal Outstanding on Series A2) * (L+2.05%)    +
----------------------------------------------------------------------------------------------------------------------------
18         1-Jun-06         21,620,000   +          6,423,091   +    (Principal Outstanding on Series A2) * (L+2.05%)    +
----------------------------------------------------------------------------------------------------------------------------
19         1-Sep-06         21,960,000   +          6,176,386   +    (Principal Outstanding on Series A2) * (L+2.05%)    +
----------------------------------------------------------------------------------------------------------------------------
20         1-Dec-06         22,320,000   +          5,925,834   +    (Principal Outstanding on Series A2) * (L+2.05%)    +
----------------------------------------------------------------------------------------------------------------------------
21         1-Mar-07         22,670,000   +          5,671,051   +    (Principal Outstanding on Series A2) * (L+2.05%)    +
----------------------------------------------------------------------------------------------------------------------------
22         1-Jun-07         23,040,000   +          5,412,425   +    (Principal Outstanding on Series A2) * (L+2.05%)    +
----------------------------------------------------------------------------------------------------------------------------
23         1-Sep-07         23,380,000   +          5,149,569   +    (Principal Outstanding on Series A2) * (L+2.05%)    +
----------------------------------------------------------------------------------------------------------------------------
24         1-Dec-07         23,770,000   +          4,882,674   +    (Principal Outstanding on Series A2) * (L+2.05%)    +
----------------------------------------------------------------------------------------------------------------------------
25         1-Mar-08         24,160,000   +          4,611,358   +    (Principal Outstanding on Series A2) * (L+2.05%)    +
----------------------------------------------------------------------------------------------------------------------------
26         1-Jun-08         24,540,000   +          4,335,616   +    (Principal Outstanding on Series A2) * (L+2.05%)    +
----------------------------------------------------------------------------------------------------------------------------
27         1-Sep-08         24,960,000   +          4,055,454   +    (Principal Outstanding on Series A2) * (L+2.05%)    +
----------------------------------------------------------------------------------------------------------------------------
28         1-Dec-08         25,350,000   +          3,770,679   +    (Principal Outstanding on Series A2) * (L+2.05%)    +
----------------------------------------------------------------------------------------------------------------------------
29         1-Mar-09         25,750,000   +          3,481,479   +    (Principal Outstanding on Series A2) * (L+2.05%)    +
----------------------------------------------------------------------------------------------------------------------------
30         1-Jun-09         26,160,000   +          3,187,666   +    (Principal Outstanding on Series A2) * (L+2.05%)    +
----------------------------------------------------------------------------------------------------------------------------
31         1-Sep-09         26,580,000   +          2,889,046   +    (Principal Outstanding on Series A2) * (L+2.05%)    +
----------------------------------------------------------------------------------------------------------------------------
32         1-Dec-09         27,010,000   +          2,585,619   +    (Principal Outstanding on Series A2) * (L+2.05%)    +
----------------------------------------------------------------------------------------------------------------------------
33         1-Mar-10         27,460,000   +          2,277,384   +    (Principal Outstanding on Series A2) * (L+2.05%)    +
----------------------------------------------------------------------------------------------------------------------------
34         1-Jun-10         27,900,000   +          1,963,959   +    (Principal Outstanding on Series A2) * (L+2.05%)    +
----------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
15         1-Sep-05   (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
-------------------------------------------------------------------------------------------------------------
16         1-Dec-05   (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
-------------------------------------------------------------------------------------------------------------
17         1-Mar-06   (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
-------------------------------------------------------------------------------------------------------------
18         1-Jun-06   (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
-------------------------------------------------------------------------------------------------------------
19         1-Sep-06   (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
-------------------------------------------------------------------------------------------------------------
20         1-Dec-06   (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
-------------------------------------------------------------------------------------------------------------
21         1-Mar-07   (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
-------------------------------------------------------------------------------------------------------------
22         1-Jun-07   (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
-------------------------------------------------------------------------------------------------------------
23         1-Sep-07   (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
-------------------------------------------------------------------------------------------------------------
24         1-Dec-07   (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
-------------------------------------------------------------------------------------------------------------
25         1-Mar-08   (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
-------------------------------------------------------------------------------------------------------------
26         1-Jun-08   (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
-------------------------------------------------------------------------------------------------------------
27         1-Sep-08   (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
-------------------------------------------------------------------------------------------------------------
28         1-Dec-08   (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
-------------------------------------------------------------------------------------------------------------
29         1-Mar-09   (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
-------------------------------------------------------------------------------------------------------------
30         1-Jun-09   (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
-------------------------------------------------------------------------------------------------------------
31         1-Sep-09   (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
-------------------------------------------------------------------------------------------------------------
32         1-Dec-09   (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
-------------------------------------------------------------------------------------------------------------
33         1-Mar-10   (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
-------------------------------------------------------------------------------------------------------------
34         1-Jun-10   (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
-------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
35         1-Sep-10         28,340,000   +          1,645,535    +    (Principal Outstanding on Series A2) * (L+2.05%)     +
------------------------------------------------------------------------------------------------------------------------------
36         1-Dec-10         28,820,000   +          1,322,113    +    (Principal Outstanding on Series A2) * (L+2.05%)     +
------------------------------------------------------------------------------------------------------------------------------
37         1-Mar-11         21,680,000   +            993,496    +                           -                             +
------------------------------------------------------------------------------------------------------------------------------
38         1-Jun-11         22,030,000   +            753,286    +                           -                             +
------------------------------------------------------------------------------------------------------------------------------
39         1-Sep-11         22,390,000   +            509,060    +                           -                             +
------------------------------------------------------------------------------------------------------------------------------
40         1-Dec-11         22,770,000   +            261,009    +                           -                             +
------------------------------------------------------------------------------------------------------------------------------
41         1-Mar-12          9,720,000   +              8,750    +                           -                             +
------------------------------------------------------------------------------------------------------------------------------
42         1-Jun-12          9,890,000   +              8,750    +                           -                             +
------------------------------------------------------------------------------------------------------------------------------
43         1-Sep-12         10,040,000   +              8,750    +                           -                             +
------------------------------------------------------------------------------------------------------------------------------
44         1-Dec-12         10,200,000   +              8,750    +                           -                             +
------------------------------------------------------------------------------------------------------------------------------
45         1-Mar-13         10,370,000   +              8,750    +                           -                             +
------------------------------------------------------------------------------------------------------------------------------
46         1-Jun-13         10,540,000   +              8,750    +                           -                             +
------------------------------------------------------------------------------------------------------------------------------
47         1-Sep-13         10,700,000   +              8,750    +                           -                             +
------------------------------------------------------------------------------------------------------------------------------
48         1-Dec-13         10,870,000   +              8,750    +                           -                             +
------------------------------------------------------------------------------------------------------------------------------
           Total       $   750,000,000          $ 203,616,194                                -
------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
35         1-Sep-10    (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
--------------------------------------------------------------------------------------------------------------
36         1-Dec-10    (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
--------------------------------------------------------------------------------------------------------------
37         1-Mar-11    (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
--------------------------------------------------------------------------------------------------------------
38         1-Jun-11    (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
--------------------------------------------------------------------------------------------------------------
39         1-Sep-11    (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
--------------------------------------------------------------------------------------------------------------
40         1-Dec-11    (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
--------------------------------------------------------------------------------------------------------------
41         1-Mar-12    (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
--------------------------------------------------------------------------------------------------------------
42         1-Jun-12    (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
--------------------------------------------------------------------------------------------------------------
43         1-Sep-12    (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
--------------------------------------------------------------------------------------------------------------
44         1-Dec-12    (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
--------------------------------------------------------------------------------------------------------------
45         1-Mar-13    (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
--------------------------------------------------------------------------------------------------------------
46         1-Jun-13    (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
--------------------------------------------------------------------------------------------------------------
47         1-Sep-13    (Principal Outstanding on Series C) * (L+2.10%)     =    Quarterly Delivery Requirement
--------------------------------------------------------------------------------------------------------------
48         1-Dec-13                                                        =    Quarterly Delivery Requirement
--------------------------------------------------------------------------------------------------------------
           Total
--------------------------------------------------------------------------------------------------------------

                                                                         ANNEX A
                                                     to the Prepayment Agreement

                            Definition of Bunker Fuel

         "BUNKER FUEL" means marine fuels that are burned in the boilers or engines of ships. Bunker Fuel is generally of two types:

         1. Intermediate Fuel Oil (IFO) or Marine Fuel (MF) - IFO or MF is a blended oil with a viscosity between heavy fuel oil and cutter stock (middle distillates) that is formulated to achieve a specific viscosity. IFOs are used in ships' main engines and occasionally in auxiliary engines. The two most common types of IFO are 380 cSt and 180 cSt.

         2. Marine Diesel Fuel (MDO) or Marine Gas Oil (MGO) - MDO or MGO is a light distillate fuel frequently used in auxiliary engines and in the main engines of military vessels.

         For the purpose of all Transaction Documents, an "EXPORT" of Bunker Fuel shall include any sale of Bunker Fuel in Brazil to ships owned by non-Brazilian companies.

                                                                         ANNEX B
                                                     to the Prepayment Agreement

                             Definition of Fuel Oil

         "FUEL OIL" means fuel oil that originates from residual fractions of distillation units at the refinery and from other processes such as deasphalting.